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                                                                   EXHIBIT 23(e)






                        CONSENT OF CIBC OPPENHEIMER CORP.



      We hereby consent to the use of our name and to the description of our opinion letter dated September 9, 1998, in, and to the inclusion of such opinion letter as Appendix C to, the Proxy Statement/Prospectus which is part of the Registration Statement on Form S-4 of CMS Energy Corporation filed with the Securities and Exchange Commission on the date hereof. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    CIBC OPPENHEIMER CORP.



                                    By: /s/ CIBC Oppenheimer Corp.
                                       ----------------------------


Dated:  September 10, 1998